UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

INTRAOP MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-49735	87-0642947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Del Rey Avenue
Sunnyvale, CA 94085

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 636-1020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On January 31, 2008, Intraop Medical Corporation, or IntraOp, entered into a Common Stock Purchase Agreement with the investors named therein. The First Closing of the sale of our common stock pursuant to the Common Stock Purchase Agreement closed on January 31, 2008 with the investors named therein paying $2,368,272.70 to purchase an aggregate of 33,832,463 shares of our common stock. The Common Stock Purchase Agreement provides that we can sell up to an additional 9,167,537 shares of our common stock for an aggregate purchase price of up to $641,727.59 in a Second Closing to occur no later than February 13, 2008.

The Common Stock Purchase Agreement is attached hereto as an exhibit. IntraOp’s press release about the Common Stock Purchase Agreement also is attached hereto as an exhibit.

Item 3.02     Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and sale of common stock. The sale and issuance of the common stock were made pursuant to Section 4(2) of the Securities Act of 1933, as amended. Proceeds from the sale of common stock received by IntraOp will be used for general working capital purposes.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

10.46	Common Stock Purchase Agreement dated as of January 31, 2008 by and among the Registrant and the investors named therein.

99.1	Press Release dated February 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRAOP MEDICAL CORPORATION

Date:	February 5, 2008	By:	/s/ Howard Solovei
Howard Solovei
Chief Financial Officer